THIRD AMENDMENT TO THE SUPPLY AGREEMENT DATED AUGUST 18, 2016

This Third Amendment ("Third Amendment") to the Supply Agreement dated August 18, 2016, is made effective as of the 1st day of May, 2022 ("Effective Date"), by and between **NuSil Technology LLC**, a Delaware limited liability company with its principal office at 1050 Cindy Lane, Carpinteria, CA 93013 USA ("NuSil"), and **Establishment Labs S.A.**, registered under the law of Costa Rica and with an office at Zona France El Coyol, Calle 4 Edificio B-15, Alajuela, Costa Rica (the "Buyer"). NuSil and Buyer are collectively referred to as the "Parties" or individually as a "Party."

WHEREAS, the Parties entered into that certain agreement titled Supply Agreement effective as of August 18, 2016; First Amended on January 1st, 2022; and Second Amended on April 1st, 2022 ("2016 Agreement"); and

WHEREAS, NuSil and Buyer are negotiating in good faith a new Master Supply Agreement to replace the 2016 Agreement; and

WHEREAS, NuSil and Buyer desire to and are willing to extend the 2016 Agreement on the terms set forth below to facilitate completion of those negotiations, as set forth more specifically herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions contained or referenced herein, the Parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:

1. DEFINITIONS

1.1. Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the 2016 Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Third Amendment and the defined terms of the 2016 Agreement, the definitions set forth in this Third Amendment shall control.

2. AMENDMENTS TO THE AGREEMENT

2.1. Section 1. Term of Agreement. As amended in the Second Amendment "*The initial term of this Agreement will begin as of the Effective Date and will continue until April 30th, 2022*" Is deleted in its entirety and replaced with the following sentence:

"The initial term of this Agreement will begin as of the Effective Date and will continue until May 13th, 2022."

3. CONTINUING FORCE AND EFFECT

Except as specifically amended and supplemented hereby, all of the terms of the Agreement shall remain and continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to the Agreement to be executed in duplicate by their respective authorized representatives.

NuSil Technology LLC	Establishment Labs S.A.
/s/ Mark Murray	/s/ Juan José Chacón Quirós
Signature	Signature
Mark Murray	Juan José Chacón Quirós
Name (print)	Name (print)
Executive Vice President	CEO
Title	Title
April 29, 2022	April 30, 2022
Date	Date